KRAFT, BERGER, GRILL SCHWARTZ, COHEN & MARCH LLP

March 10, 2003


                        CONSENT OF CHARTERED ACCOUNTANTS


We hereby consent to the use of this Registration Statement on Form F-4 of Genterra Inc. of our reports dated March 8, 2002 and December 20, 2002 relating to financial statements of Genterra Investment Corporation and Mirtronics Inc., respectively which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

              /s/KRAFT, BERGER, GRILL SCHWARTZ, COHEN & MARCH LLP
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                KRAFT, BERGER, GRILL SCHWARTZ, COHEN & MARCH LLP